Exhibit 10.32

AMENDMENT NO. 1

DATED: JULY 21, 2016

TO ROUNDTABLE RESEARCH AGREEMENT

EFFECTIVE June 16, 2016

BETWEEN

NANOFLEX POWER CORPORATION (hereinafter “Sponsor”)

AND

THE REGENTS OF THE UNIVERSITY OF MICHIGAN (hereinafter “University”)

Reference: University of Michigan PG No. NOZ1732

WHEREAS Sponsor and University entered into the above referenced Agreement.

WHEREAS the Sponsor and University wish to change the terms of the Agreement to authorize the performance of Years 2 and 3 of the Project.

AND WHEREAS Article 13 of the Agreement provides that “[a]ny agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing signed by the authorized representatives of the parties hereto.”

NOW, THEREFORE, IT IS AGREED that Articles 1.2 and 4.1 shall be deleted in their entirety and replaced with the following language:

1.2 “Contract Period” is from May 1, 2016, through April 30, 2019 unless earlier terminated pursuant to this Agreement.

4,1 It is agreed that the total costs to Sponsor hereunder shall not exceed Four Hundred Fifty Thousand ($450,000.00) as described in Appendix A. University may rebudget within this total as reasonable and necessary.

All other terms and conditions shall remain unchanged.

AGREED TO:		AGREED TO:

NANOFLEX POWER CORPORATION		THE REGENTS OF THE
UNIVERSITY OF MICHIGAN

By:	/s/ Mark Tobin	By:	/s/ Peter J. Gerard
Name (Printed):	Mark Tobin	Name (Printed):	Peter J. Gerard
Title:	Chief Financial Officer	Title:	Associate Director
Grants and Contracts

Date:	7/21/2016	Date:	7/25/16